                            PURCHASE AGREEMENT



                                  BETWEEN



             NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION



                                    AND



                      NAVISTAR FINANCIAL CORPORATION






                         DATED AS OF MAY 25, 1995

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                  ARTICLE II
                       PURCHASE AND SALE OF RECEIVABLES


SECTION 2.01.  Purchase and Sale of Receivables . . . . . . . . . . . . . . . 2
SECTION 2.02.  Receivables Purchase Price . . . . . . . . . . . . . . . . . . 2
SECTION 2.03.  The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES


SECTION 3.01.  Representations and Warranties as to the Receivables . . . . . 3
SECTION 3.02.  Additional Representations and Warranties of NFC . . . . . . . 7
SECTION 3.03.  Representations and Warranties of NFRRC. . . . . . . . . . . . 8

                                  ARTICLE IV
                                  CONDITIONS


SECTION 4.01.  Conditions to Obligation of NFRRC. . . . . . . . . . . . . . . 9
SECTION 4.02.  Conditions To Obligation of NFC. . . . . . . . . . . . . . .  10

                                   ARTICLE V
                            ADDITIONAL AGREEMENTS


SECTION 5.01.  Conflicts With Further Transfer and Servicing Agreements . .  10
SECTION 5.02.  Protection of Title. . . . . . . . . . . . . . . . . . . . .  10
SECTION 5.03.  Other Liens or Interests . . . . . . . . . . . . . . . . . .  11
SECTION 5.04.  Repurchase Events. . . . . . . . . . . . . . . . . . . . . .  11
SECTION 5.05.  Indemnification. . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 5.06.  Further Assignments. . . . . . . . . . . . . . . . . . . . .  12
SECTION 5.07.  PreClosing Collections . . . . . . . . . . . . . . . . . . .  12
SECTION 5.08.  Limitation on Transfer of NITC Purchase Obligations. . . . .  12
SECTION 5.09.  Sale Treatment . . . . . . . . . . . . . . . . . . . . . . .  12

                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

SECTION 6.01.  Amendment. . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.02.  Survival . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.03.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.04.  Governing Law. . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.05.  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.06.  Costs and Expenses . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.07.  Confidential Information . . . . . . . . . . . . . . . . .  13
SECTION 6.08.  Headings . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.09.  Counterparts . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.10.  Severability of Provisions . . . . . . . . . . . . . . . .  13
SECTION 6.11.  Further Assurances . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.12.  No ThirdParty Beneficiaries. . . . . . . . . . . . . . . .  13
SECTION 6.13.  Merger and Integration . . . . . . . . . . . . . . . . . .  14


                                 Exhibit A

                            Form of Assignment

     PURCHASE AGREEMENT, dated as of May 25, 1995, between NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, a Delaware corporation ("NFRRC"), and NAVISTAR FINANCIAL CORPORATION, a Delaware corporation ("NFC").

     WHEREAS, NFRRC desires to purchase a portfolio of retail instalment sale contracts for, and retail loans evidenced by notes and secured by new and used medium and heavy duty trucks, buses and trailers (collectively, the "Retail Notes"), together with related rights owned by NFC;

     WHEREAS, NFC is willing to sell such Retail Notes and related rights to NFRRC;

     WHEREAS, NFRRC may wish to sell or otherwise transfer such Retail Notes and related rights, or interests therein, to a trust, corporation, partnership or other entity (any such entity being the "Issuer"); and

     WHEREAS, the Issuer may issue debentures, notes, participations, certificates of beneficial interest, partnership interests or other interests or securities (collectively, any such issued interests or securities being "Securities") to fund its acquisition of such Retail Notes and related rights.

     NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.01.   Definitions.  Capitalized terms used but not otherwise
                     -----------
defined in this Agreement shall have the respective meanings assigned them in
Part I of Appendix A to the Pooling and Servicing Agreement of even date
          ----------
herewith by and among NFC, NFRRC and Navistar Financial 1995-A Owner Trust, as it may be amended, supplemented or modified from time to time. All references herein to "the Agreement" or "this Agreement" are to this Purchase Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix
                                                                       --------
A, and all references herein to Articles, Sections and subsections are to
- -
Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be
                                                       ----------
applicable to this Agreement.

                                  ARTICLE II
                       PURCHASE AND SALE OF RECEIVABLES

     SECTION 2.01.   Purchase and Sale of Receivables.  On such date as is
                     --------------------------------
acceptable to NFRRC and NFC by which the conditions specified in Article IV have been satisfied (and in any event immediately prior to consummation of the transactions contemplated by the Further Transfer and Servicing Agreements, if
any), NFC shall sell, transfer, assign and otherwise convey to NFRRC, without
                                                                      -------
recourse, and NFRRC shall purchase, all right, title and interest of NFC in, to
- --------
and under:

     (a)  the Receivables listed on the Schedule of Receivables and all monies
                                        -----------------------
paid thereon (including Liquidation Proceeds) and due thereunder on and after the Cutoff Date;

     (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and, to the extent permitted by law, any accessions thereto which are financed by NFC;

     (c) the benefits of any lease assignments with respect to the Financed Vehicles;

     (d) any proceeds from any Insurance Policies with respect to the Receivables;

     (e) any proceeds from Dealer Liability with respect to the Receivables, proceeds from any NITC Purchase Obligations with respect to the Receivables (subject to the limitations set forth in Section 5.08) and proceeds from any Guaranties of Receivables; and

     (f) any proceeds of the property described in clauses (a), (b) and (c) above.

     The property described in clauses (a) through (f) is referred to herein collectively as the "PURCHASED PROPERTY."

     SECTION 2.02.   Receivables Purchase Price.  In consideration for the
                     --------------------------
Purchased Property, NFRRC shall, at the Closing (as defined below), pay to NFC an amount equal to the Initial Aggregate Receivables Balance (the "RECEIVABLES PURCHASE PRICE") and NFC shall execute and deliver to NFRRC an assignment (an "ASSIGNMENT") in the form attached hereto as Exhibit A. A portion of the
                                             ---------
Receivables Purchase Price equal to approximately $____________shall be paid to NFC in immediately available funds, and the balance of the Receivables Purchase Price shall be recorded as an advance from NFC to NFRRC.

     SECTION 2.03.   The Closing.  The sale and purchase of the Receivables
                     -----------
shall take place at such a place, on a date and at a time mutually agreeable to NFC and NFRRC (the "CLOSING"), and may occur simultaneously with the closing of transactions contemplated by the Further Transfer and Servicing Agreements.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.   Representations and Warranties as to the Receivables.  NFC
                     ----------------------------------------------------
makes the following representations and warranties as to the Receivables on which NFRRC relies in accepting the Receivables. Such representations and warranties speak as of the date hereof, as of the Closing and as of the closing under the Further Transfer and Servicing Agreements, and shall survive the sale, transfer and assignment of the Receivables to NFRRC and the subsequent assignment and transfer pursuant to the Further Transfer and Servicing
Agreements:

     (a)  Characteristics of Receivables.  Each Receivable:
          ------------------------------

          (i) was originated by (A) a Dealer for the retail sale of one or more Financed Vehicles in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by NFC from such Dealer under an existing agreement with NFC and was validly assigned by such Dealer to NFC in accordance with its terms, (B) a Distributor for the retail sale of one or more Financed Vehicles in the ordinary course of such Distributor's business, and was fully and properly executed by the parties thereto, was purchased by NFC from such Distributor under an existing agreement with NFC and was validly assigned by such Distributor to NFC in accordance with its terms, or (C) NFC to finance a retail purchase by a retail customer or a refinancing of a Financed Vehicle or Financed Vehicles by a retail customer and was fully and properly executed by the parties thereto;

          (ii) has created or shall create a valid, binding and enforceable first priority security interest in favor of NFC in each Financed Vehicle related thereto, which security interest will be validly assigned by NFC to NFRRC and will be assignable by NFRRC to a subsequent purchaser;

          (iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

          (iv)   shall yield interest at the Annual Percentage Rate; and

          (v) comes from one of the following categories, which differ in their provisions for the payment of principal and interest: Equal Payment Fully Amortizing Receivables, Equal Payment Skip Receivables, Equal Payment Balloon Receivables, Level Principal Fully Amortizing Receivables, Level Principal Skip Receivables, Level Principal Balloon Receivables, or Other Receivables. "Equal Payment Fully Amortizing Receivables" are Receivables that provide for equal monthly payments that fully amortize the amount financed over its original term to maturity. "Equal Payment Skip Receivables" are Receivables that provide for equal monthly payments in eleven or fewer months of each twelve-month period that fully amortize the amount financed over its original term to maturity. "Equal Payment Balloon Receivables" are Receivables that provide for equal monthly payments except that a larger payment becomes due on the final maturity date for such Receivables. "Level Principal Fully Amortizing Receivables" are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. "Level Principal Skip Receivables" are Receivables that provide for monthly payments in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. "Level Principal Balloon Receivables" are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances, except that a larger principal payment becomes due on the final maturity date for such Receivables. "Other Receivables" are Receivables not described above, including Receivables that provide for level monthly payments in eleven or fewer months of each twelve-month period that amortize a portion of the amount financed over its original term to maturity with a larger payment that becomes due on the final maturity date for such Receivables.

     (b)  Schedule of Receivables.  The information set forth in the Schedule of
          -----------------------                                    -----------
Receivables is true and correct in all material respects;
- -----------

     (c)  Compliance With Law.  All requirements of applicable federal, state
          -------------------
and local laws, and regulations thereunder, including the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation "B", the Soldiers' and Sailors' Civil Relief Act of 1940, and any applicable bulk sales or bulk transfer law and other equal credit opportunity and disclosure laws, in respect of any of the Receivables, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle or Financed Vehicles evidenced thereby complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made;

     (d)  Binding Obligation.  Each Receivable represents the genuine, legal,
          ------------------
valid and binding payment obligation in writing of the Obligor thereon, enforceable against the Obligor by the holder thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (e)  Security Interest in Financed Vehicle.  Immediately prior to the sale,
          -------------------------------------
transfer and assignment thereof pursuant hereto, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle or, in the event a Receivable was secured by more than one Financed Vehicle, in each Financed Vehicle, each in favor of NFC as secured party, or all necessary and appropriate action had been commenced that will result, within 100 days following the Cutoff Date, in the valid perfection of a first priority security interest in each Financed Vehicle in favor of NFC as secured party (in each case except for first priority security interests which may exist in any accessions not financed by NFC);

     (f)  Receivables In Force.  No Receivable has been satisfied, subordinated
          --------------------
or rescinded, and no Financed Vehicle securing any Receivable has been released from the Lien of the related Receivable in whole or in part;

     (g)  No Waiver.  Since the Cutoff Date, no provision of a Receivable has
          ---------
been waived, altered or modified in any respect;

     (h)  No Amendments.  Since the Cutoff Date, no Receivable has been amended
          -------------
or otherwise modified such that the total number of the Obligor's Scheduled Payments is increased or the Initial Receivable Balance is increased;

     (i)  No Defenses.  No right of rescission, setoff, counterclaim or defense
          -----------
has been asserted or threatened with respect to any Receivable;

     (j)  No Liens.  There are, to NFC's knowledge, no Liens or claims that have
          --------
been filed for work, labor or materials affecting any Financed Vehicle securing any Receivable that are or may be prior to, or equal or coordinate with, the security interest in each Financed Vehicle granted by the Receivable (except for Liens or claims which may exist in any accessions to the Financed Vehicles not financed by NFC);

     (k)  No Default.  There has been no default, breach, violation or event
          ----------
permitting acceleration under the terms of any Receivable, and no event has occurred and is continuing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and NFC has not waived any of the foregoing, in each case except for payments on any Receivables which are not more than 60 days past due (measured from the date of any Scheduled Payment) as of the Cutoff Date;

     (l)  Insurance.  Each Obligor is required to maintain a physical damage
          ---------
insurance policy for each Financed Vehicle of the type that NFC requires in accordance with its customary underwriting standards for the purchase of medium and heavy duty truck, bus and trailer receivables, unless NFC has in accordance with its customary procedures permitted an Obligor to self-insure such Financed Vehicle;

     (m)  Good Title.  No Receivable has been sold, transferred, assigned or
          ----------
pledged by NFC to any Person other than NFRRC; immediately prior to the conveyance of the Receivables pursuant to this Agreement, NFC had good and marketable title thereto, free of any Lien (except for any Lien which may exist in accessions to the Financed Vehicles not financed by NFC); and, upon execution and delivery of this Agreement by NFC, NFRRC shall have all of the right, title and interest of NFC in and to the Purchased Property, free of any Lien (except for any Lien which may exist in accessions to the Financed Vehicles not financed by NFC);

     (n)  Lawful Assignment.  No Receivable was originated in, or is subject to
          -----------------
the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Receivable under this Agreement or any Further Transfer and Servicing Agreements;

     (o)  All Filings Made.  All filings necessary under the UCC in any
          ----------------
jurisdiction to give NFRRC a first priority perfected security or ownership interest in the Purchased Property (to the extent it constitutes Code Collateral) shall have been made, and the Receivables constitute Code Collateral;

     (p)  One Original.  There is only one original executed copy of each
          ------------
Receivable;

     (q)  No Documents or Instruments.  No Receivable, or constituent part
          ---------------------------
thereof, constitutes a "negotiable instrument" or "negotiable document of title" (as such terms are used in the UCC);

     (r)  Maturity of Receivables.  Each Receivable has an original term to
          -----------------------
maturity of not less than 12 months and not greater than 73 months and a remaining term to maturity of not less than 12 months;

     (s)  Annual Percentage Rate.  The Annual Percentage Rate of each Receivable
          ----------------------
is not less than 7.500;

     (t)  Scheduled  Payments; Delinquency.  As of the Cutoff Date, each
          --------------------------------
Receivable had a first scheduled payment that was due on or before May 31, 1995, and no Receivable had a payment that was more than 60 days past due; and as of the Closing Date, no Receivable will have a final scheduled payment that is due later than April 30, 2001;

     (u)  Vehicles.  Each Financed Vehicle was a new or used medium or heavy
          --------
duty truck, bus or trailer at the time the related Obligor executed the Retail Note;

     (v)  Origin.  Each Receivable was originated in the United States;
          ------

     (w)  Beginning Receivable Balance.  The Receivable Balance of each
          ----------------------------
Receivable as of the Cutoff Date shall be $1,000 or more;

     (x)  Concentration.  The aggregate Initial Receivables Balance of all
          -------------
Receivables from a single Obligor shall not be more than 1.97% of the Initial Aggregate Receivables Balance;

     (y)  Selection Criteria.  The Receivables included in the Schedule of
          ------------------                                   -----------
Receivables were selected on a random basis from all Retail Notes satisfying the
- -----------
selection criteria described herein, and no selection procedures believed to be adverse to NFRRC or to holders of the Securities issued under the Further Transfer and Servicing Agreements were utilized in selecting the Receivables from those Retail Notes of NFC which meet the selection criteria under this Agreement; and

     (z)  No Government Contracts.  No Obligor under any of the Receivables is a
          -----------------------
governmental authority of the United States or any state or political subdivision thereof.

     SECTION 3.02.   Additional Representations and Warranties of NFC.  NFC
                     ------------------------------------------------
hereby represents and warrants to NFRRC as of the date hereof, as of the Closing and as of the closing under the Further Transfer and Servicing Agreements, in its capacity as the seller of the Receivables hereunder, that:

     (a)  Organization and Good Standing.  NFC has been duly organized and is
          ------------------------------
validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such proper-ties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables;

     (b)  Due Qualification.  NFC is duly qualified to do business as a foreign
          -----------------
corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification;

     (c)  Power and Authority.  NFC has the power and authority to execute and
          -------------------
deliver this Agreement and to carry out its terms; NFC has full power and authority to sell and assign the property to be sold and assigned to NFRRC, has duly authorized such sale and assignment to NFRRC by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by NFC by all necessary corporate action;

     (d)  Valid Sale; Binding Obligation.  This Agreement, when duly executed
          ------------------------------
and delivered, shall constitute a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from NFC; and this Agreement, when duly executed and delivered, shall constitute a legal, valid and binding obligation of NFC enforceable against NFC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (e)  No Violation.  The consummation of the transactions contemplated by
          ------------
this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or any Further Transfer and Servicing Agreement, or violate any law or, to NFC's knowledge, any order, rule or regulation applicable to NFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFC or any of its properties;

     (f)  No Proceedings.  There are no proceedings or, to NFC's knowledge,
          --------------
investiga-tions pending or, to NFC's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFC or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by NFC of its obligations under, or the validity or enforceability of, this Agreement; and

     (g)  No Consent.  No permit, consent, approval or authorization of, or
          ----------
declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFC of this Agreement, or the consummation by NFC of the transactions contemplated hereby except as expressly contemplated herein.

     SECTION 3.03.   Representations and Warranties of NFRRC.  NFRRC hereby
                     ---------------------------------------
represents and warrants to NFC as of the date hereof and as of the Closing:

     (a)  Organization and Good Standing.  NFRRC has been duly organized and is
          ------------------------------
validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such proper-ties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables;

     (b)  Due Qualification.  NFRRC is duly qualified to do business as a
          -----------------
foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

     (c)  Power and Authority.  NFRRC has the power and authority to execute and
          -------------------
deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement have been duly authorized by NFRRC by all necessary corporate action;

     (d)  No Violation.  The consummation by NFRRC of the transactions
          ------------
contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFRRC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFRRC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than this Agreement or any Further Transfer and Servicing Agree-ment, or violate any law or, to NFRRC's knowledge, any order, rule or regulation applicable to NFRRC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFRRC or any of its properties;

     (e)  No Proceedings.  There are no proceedings or, to NFRRC's knowledge,
          --------------
investigations pending or, to NFRRC's knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFRRC or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by NFRRC of its obligations under, or the validity or enforceability of, this Agreement;

     (f)  Binding Obligation.  This Agreement shall constitute a legal, valid
          ------------------
and binding obligation of NFRRC enforceable against NFRRC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

     (g)  No Consent.  No permit, consent, approval or authorization of, or
          ----------
declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFRRC of this Agreement, or the consummation by NFRRC of the transactions contemplated hereby except as expressly contemplated herein.

                                  ARTICLE IV
                                  CONDITIONS

     SECTION 4.01.   Conditions to Obligation of NFRRC.  The obligation of NFRRC
                     ---------------------------------
to purchase the Receivables hereunder is subject to the satisfaction of the following conditions:

     (a)  Representations and Warranties True.  The representations and
          -----------------------------------
warranties of NFC hereunder shall be true and correct at the Closing with the same effect as if then made, and NFC shall have performed all obligations to be performed by it hereunder on or prior to the Closing.

     (b)  No Repurchase Event.  No Repurchase Event (as defined in Section 5.04
          -------------------
below) shall have occurred on or prior to the Closing.

     (c)  Computer Files Marked.  NFC shall, at its own expense, on or prior to
          ---------------------
the Closing, (i) indicate in its computer files created in connection with the Receivables that the Receivables have been sold to NFRRC pursuant to this Agreement and (ii) deliver to NFRRC the Schedule of Receivables certified by an
                                        -----------------------
officer of NFC to be true, correct and complete.

     (d)  Documents to be Delivered By NFC at the Closing.
          -----------------------------------------------

          (i)    The Assignment.  At the Closing, NFC shall execute and deliver
                 --------------
     the Assignment.

          (ii)   Evidence of UCC Filing.  On or prior to the Closing, NFC shall
                 ----------------------
     record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by NFC as seller or debtor, naming NFRRC as purchaser or secured party, naming the Purchased Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect under the UCC the sale, transfer, assignment and conveyance of the Purchased Property (to the extent it constitutes Code Collateral) to NFRRC. NFC shall deliver a file-stamped copy, or other evidence satisfactory to NFRRC of such filing, to NFRRC on or prior to the Closing.

          (iii)  Other Documents.  At the Closing, NFC shall provide such other
                 ---------------
     documents as NFRRC may reasonably request.

     (e)  Other Transactions.  The transactions contemplated by the Further
          ------------------
Transfer and Servicing Agreements shall be consummated on or prior to the Closing to the extent that such transactions are intended to be substantially contemporaneous with the transac-tions hereunder.

     SECTION 4.02.   Conditions To Obligation of NFC.  The obligation of NFC to
                     -------------------------------
sell the Receivables to NFRRC hereunder is subject to the satisfaction of the following conditions:

     (a)   Representations and Warranties True.  The representations and
           -----------------------------------
warranties of NFRRC hereunder shall be true and correct at the Closing with the same effect as if then made, and NFRRC shall have performed all obligations to be performed by it hereunder on or prior to the Closing.

     (b)  Receivables Purchase Price.  At the Closing, NFRRC shall pay to NFC
          --------------------------
the Receivables Purchase Price payable on such date, as provided in Section 2.02 of this Agreement.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     NFC agrees with NFRRC as follows:

     SECTION 5.01.   Conflicts With Further Transfer and Servicing Agreements.
                     --------------------------------------------------------
To the extent that any provision of Sections 5.02 through 5.04 of this Agreement conflicts with any provision of the Further Transfer and Servicing Agreements, the Further Transfer and Servicing Agreements shall govern.

     SECTION 5.02.   Protection of Title.
                     -------------------

     (a)  Filings.  NFC shall execute and file such financing statements and
          -------
cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of NFRRC under this Agreement in the Receivables and the other Purchased Property and in the proceeds thereof. NFC shall deliver (or cause to be delivered) to NFRRC file--stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b)  Name Change.  NFC shall not change its name, identity or corporate
          -----------
structure in any manner that would, could or might make any financing statement or continuation statement filed by NFC in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given NFRRC at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of NFRRC's security interest in the Purchased Property.

     (c)  Executive Office; Maintenance of Offices.  NFC shall give NFRRC at
          ----------------------------------------
least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. NFC shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

     SECTION 5.03.   Other Liens or Interests.  Except for the conveyances
                     ------------------------
hereunder and as contemplated by the Further Transfer and Servicing Agreements, NFC shall not sell, pledge, assign or transfer the Purchased Property to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except any Lien which may exist in accessions to the Financed Vehicles not financed by NFC) on any interest therein, and NFC shall defend the right, title and interest of NFRRC in, to and under the Receivables against all claims of third parties claiming through or under NFC.

     SECTION 5.04.   Repurchase Events. By its execution of the Further Transfer
                     -----------------
and Servicing Agreements to which it is a party, NFC shall be deemed to acknowledge the assignment by NFRRC of such of its right, title and interest in, to and under this Agreement to the Issuer as shall be provided in the Further Transfer and Servicing Agreements. NFC hereby covenants and agrees with NFRRC for the benefit of NFRRC and the Interested Parties, that in the event of a breach of any of NFC's representations and warranties contained in Section 3.01 hereof with respect to any Receivable (a "REPURCHASE EVENT") as of the second Accounting Date following NFC's discovery or its receipt of notice of breach (or, at NFC's election, the first Accounting Date following such discovery), unless such breach shall have been cured in all material respects, NFC will repurchase such Receivable from the Issuer (if the Issuer is then the Owner of such Receivable) on the related Distribution Date for an amount equal to the Warranty Payment, without further notice from NFRRC hereunder. Upon the occurrence of a Repurchase Event with respect to a Receivable for which NFRRC is the Owner, NFC agrees to repurchase such Receivable from NFRRC for an amount and upon the same terms as NFC would be obligated to repurchase such Receivable from the Issuer if the Issuer was then the Owner thereof, and upon payment of such amount, NFC shall have such rights with respect to such Receivable as if NFC had purchased such Receivable from the Issuer as the Owner thereof. It is understood and agreed that the obligation of NFC to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against NFC for such breach available to NFRRC or any Interested Party.

     SECTION 5.05.   Indemnification.  NFC shall indemnify NFRRC for any
                     ---------------
liability as a result of the failure of a Receivable to be originated in compliance with all require ments of law and for any breach of any of its representations and warranties contained herein. This indemnity obligation shall be in addition to any obligation that NFC may otherwise have.

     SECTION 5.06.   Further Assignments.  NFC acknowledges that NFRRC may,
                     -------------------
pursuant to the Further Transfer and Servicing Agreements, sell the Receivables to the Issuer and assign its rights hereunder to the Issuer, subject to the terms and conditions of the Further Transfer and Servicing Agreements, and that the Issuer may in turn further pledge, assign or transfer its rights in the Receivables and this Agreement. NFC further acknowledges that NFRRC may assign its rights under the Custodian Agreement to the Issuer.

     SECTION 5.07.   Pre-Closing Collections.  Within two Business Days after
                     -----------------------
the Closing, NFC shall transfer to the account or accounts designated by NFRRC (or by the Issuer under the Further Transfer and Servicing Agreements) all collections (from whatever source) on or with respect to the Receivables and other Purchased Property held by NFC at the time of the Closing and conveyed to NFRRC pursuant to Section 2.01.

     SECTION 5.08.   Limitation on Transfer of NITC Purchase Obligations.  NFRRC
                     ---------------------------------------------------
acknowledges and agrees that the rights pursuant to the NITC Purchase Obligations are personal to NFC, and only the proceeds of such rights have been assigned to NFRRC. NFRRC is not and is not intended to be a third-party beneficiary of such rights and, accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, NFRRC.

     SECTION 5.09.   Sale Treatment.  NFC intends to treat the transfer and
                     --------------
assignment described herein as a sale for accounting and tax purposes.

                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

     SECTION 6.01.   Amendment.  This Agreement may be amended from time to time
                     ---------
(subject to any expressly applicable amendment provision of the Further Transfer and Servicing Agreements) by a written amendment duly executed and delivered by NFC and NFRRC. Prior to the execution of any such amendment, NFC shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

     SECTION 6.02.   Survival.  The representations, warranties and covenants of
                     --------
NFC set forth in Article V of this Agreement shall remain in full force and effect and shall survive the Closing under Section 2.03 hereof and the closing under the Further Transfer and Servicing Agreements.

     SECTION 6.03.   Notices.  All demands, notices and communications under
                     -------
this Agreement shall be delivered as specified in Appendix B to the Pooling and
                                                  ----------
Servicing Agreement.

     SECTION 6.04.   GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION,
                     -------------
VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

     SECTION 6.05.   Waivers.  No failure or delay on the part of NFRRC in
                     -------
exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 6.06.   Costs and Expenses.  NFC agrees to pay all reasonable
                     ------------------
out-of-pocket costs and expenses of NFRRC, including fees and expenses of counsel, in connection with the perfection as against third parties of NFRRC's right, title and interest in, to and under the Receivables and the enforcement of any obligation of NFC hereunder.

     SECTION 6.07.   Confidential Information.  NFRRC agrees that it shall
                     ------------------------
neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of NFRRC's rights hereunder, under the Receivables, under the Further Transfer and Servicing Agreements or as required by law.

     SECTION 6.08.   Headings.  The various headings in this Agreement are for
                     --------
purposes of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     SECTION 6.09.   Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.10.   Severability of Provisions.  If any one or more of the
                     --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Securities or rights of any Owner.

     SECTION 6.11.   Further Assurances.  NFC and NFRRC agree to do and perform,
                     ------------------
from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     SECTION 6.12.   No Third-Party Beneficiaries.  This Agreement shall inure
                     ----------------------------
to the benefit of and be binding upon the parties hereto, the Owners and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

     SECTION 6.13.   Merger and Integration.  Except as specifically stated
                     ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                             *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                         NAVISTAR FINANCIAL CORPORATION


                              /s/ R. Wayne Cain
                         By:  __________________________________
                              R. Wayne Cain
                              Vice President





                         NAVISTAR FINANCIAL RETAIL RECEIVABLES
                         CORPORATION


                              /s/ Phyllis E. Cochran
                         By:  _________________________________
                              Phyllis E. Cochran
                              Vice President

                                 EXHIBIT A



                            FORM OF ASSIGNMENT


     For value received, in accordance with the Purchase Agreement, dated as of May 25, 1995 (the "Purchase Agreement"), between Navistar Financial Corporation, a Delaware corporation ("NFC"), and Navistar Financial Retail Receivables Corporation a Delaware corporation ("NFRRC"), NFC does hereby sell, assign, transfer and otherwise convey unto NFRRC, without recourse, all right, title and
                                          ----------------
interest of NFC in, to and under (i) the Receivables listed on the Schedule of
                                                                   -----------
Receivables and all monies paid thereon (including Liquidation Proceeds) and due
- -----------
thereunder on and after the Cutoff Date; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and, to the extent permitted by law, any accessions thereto which are financed by NFC; (iii) the benefits of any lease assignments with respect to the Financed Vehicles;
(iv) any proceeds from any Insurance Policies with respect to the Receivables;
(v) any proceeds from Dealer Liability with respect to the Receivables, proceeds from any NITC Purchase Obligations with respect to the Receivables (subject to the limitations set forth in Section 5.08 of the Purchase Agreement) and proceeds from any Guaranties of Receivables; and (vi) any proceeds of the property described in clauses (i), (ii) and (iii) above.

     The foregoing sale does not constitute and is not intended to result in any assumption by NFRRC of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Receivables, the agreements with Dealers, any Insurance Policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                               *  *  *  *  *

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of May 25, 1995.

                               NAVISTAR FINANCIAL CORPORATION

                               By:  _________________________________
                                    Name:
                                    Title: